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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

            (AS OF DECEMBER 31, 2006. ALL SUBSIDIARIES ARE 100% OWNED UNLESS INDICATED OTHERWISE.)




                                                              STATE OR OTHER
                                                               JURISDICTION
                                                                    OF
NAME                                                          INCORPORATION
----                                                          -------------


Atlas Air Worldwide Holdings, Inc. (Registrant)               Delaware
         Atlas Air, Inc.                                      Delaware
                  Atlas Air Crew Services, Ltd.(1)            United Kingdom
                  Liege Global Cargo (2)                      Belgium
         Polar Air Cargo Worldwide, Inc.                      Delaware
                  Polar Air Cargo, Inc.                       California
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  (1)In dissolution.
  (2)86% owned and in dissolution.